Exhibit 99.1

ImmuCell

ImmuCell Announces Preliminary, Unaudited Sales Results for the Quarter Ended September 30, 2020

For Immediate Release

PORTLAND, Maine – October 6, 2020 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef calves, today announced preliminary, unaudited sales results for the third quarter ended September 30, 2020.

Understanding that ImmuCell’s financial performance during the COVID-19 pandemic is of great interest to investors, the Company is providing this preliminary look at the top line results early in the reporting period. The Company expects to offer the same preliminary sales information after the close of the fourth quarter of 2020 and plans to return to a more standard disclosure practice during 2021.

Product Sales Results:

●	Total product sales increased by 25%, or $752,000, to $3.7 million during the three-month period ended September 30, 2020 versus the comparable period during 2019.
●	Total product sales increased by 15%, or $1.5 million, to $11.6 million during the nine-month period ended September 30, 2020 versus the comparable period during 2019.
●	Total product sales increased by 17%, or $2.2 million, to $15.2 million during the trailing twelve-month period ended September 30, 2020 versus the trailing twelve-month period ended September 30, 2019.

Management’s Discussion:

“As indicated by the continued top line growth, our sales team has been able to pivot and be both safe and successful despite COVID-19’s impact on how we work,” commented Michael F. Brigham, President and CEO. “Over the longer nine-month and trailing twelve-month periods, our growth is being generated by Tri-Shield First Defense®, which provides antibodies without vaccination so every calf receives a measured dose of Immediate Immunity™ against all three of the primary scour-causing pathogens, E. coli, coronavirus, and rotavirus.”

“We reduced the backlog of orders that was worth approximately $1.4 million as of March 31, 2020 and approximately $945,000 as of June 30, 2020 to approximately $130,000 as of September 30, 2020,” concluded Mr. Brigham. “We are on budget to come on-line with 50% more freeze-drying capacity in just over a month, despite some COVID-19 related delays at the equipment manufacturer. We have deferred installation of the 100% increase in our liquid processing capacity (which is not critical to our supply needs until the second quarter of 2021) into the first quarter of 2021, so that we can build up needed inventory before incurring the required transitional shut down of the impacted operations to move equipment and achieve USDA site license approvals.”

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Conference Call:

Interested parties can access the conference call scheduled by the Company to review the full third quarter 2020 financial results by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET on Friday, November 13, 2020. A teleconference replay of the call will be available for seven days at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing confirmation #10148680. Investors are encouraged to review the Company’s Form 10-Q for the three-month period ended September 30, 2020 that it expects to file with the SEC on Thursday, November 12, 2020 and its updated Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company.

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef calves. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain™, a novel treatment for subclinical mastitis without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; the extent, nature and duration of the COVID-19 pandemic and its consequences, and their direct and indirect impacts on the Company’s production activities, operating results and financial condition and on the customers and markets the Company serves; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis and dairy producers’ level of interest in treating subclinical mastitis given the current economic and market conditions; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold associated with our new product, Tri-Shield First Defense®; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; the future adequacy of our working capital and the availability and cost of third-party financing; the forgiveness of our repayment obligations with respect to the loan we received under the CARES Act; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Nisin Drug Substance; implementation of international trade tariffs that could reduce the export of dairy products, which could in turn weaken the price received by our customers for their products; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; the value of our net deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; anticipated market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand, our reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making and delays by regulatory authorities, currency values and fluctuations and other risks detailed from time to time in filings we make with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

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